FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Kenneth D. Najour Chief Financial Officer T: 561-682-8947 E: Kenneth.Najour@AltisourceAMC.com

Altisource Asset Management Corporation Announces Transfer of Listing to NYSE MKT

FREDERIKSTED, U.S. Virgin Islands, September 10, 2013 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (OTCQX:AAMC) today announced that it has received authorization from the New York Stock Exchange to transfer the listing of its common stock to the NYSE MKT. The Company expects to begin trading on the NYSE MKT on September 12, 2013. Until the transfer is complete, AAMC's common stock will continue to be quoted on the OTCQX. Following the transfer to the NYSE MKT, the Company's common stock will continue to trade under the ticker symbol “AAMC.”

Ashish Pandey, Chief Executive Officer of AAMC, stated "We're excited to transfer our listing to the NYSE MKT. We believe that the NYSE MKT's advanced trading platform and designated market maker system should result in improved volume and liquidity for AAMC's shares.”

“We're thrilled to welcome Altisource Asset Management to our listed company community,” said Scott Cutler, Executive Vice President, Global Listings at NYSE Euronext. “We look forward to delivering the benefits of our leading global brand, quality market structure and growing array of services to the company and its shareholders.”

About Altisource Asset Management Corporation
AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles that own real estate related assets. Its initial client is Altisource Residential Corporation, a real estate investment trust that is focused on providing affordable rental homes to families throughout the United States. Additional information is available at www.altisourceamc.com.

Forward-looking statements
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs and expectations as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC's ability to achieve its business and strategy and implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of AAMC's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. AAMC undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.